Exhibit 10.55

Document A133™ – 2009 Exhibit A
Guaranteed Maximum Price Amendment

(Paragraph deleted) (Name and address or location)
Construction of the Station in Miami, Florida, for the All Aboard Florida Project, all as more particularly described in the Contract Documents, on real property more particularly described on Exhibit L hereto, which is made a part hereof by this reference (the “Job Site”)

THE OWNER: (Name, legal status and address) All Aboard Florida – Operations LLC
2855 Le Jeune Road, 4th Floor, Coral Gables, FL 33134 Phone Number: 305-520-2300 Facsimile Number: 305-520-2422 Attention: Mike Reininger, President

THE CONSTRUCTION MANAGER: (Name, legal status and address) Suffolk Construction Company, Inc.
One Harvard Circle
West Palm Beach, Florida 33409 Phone Number: 561-832-1616 Facsimile Number: 561-832-6775 Attention: Jeffrey A. Gouveia Jr., President and General Manager

ARTICLE A.1
§ A.1.1 Guaranteed Maximum Price
Pursuant to Section 2.2 of the Agreement, the Owner and Construction Manager hereby amend the Agreement to establish a Guaranteed Maximum Price through this Guaranteed Maximum Price Amendment No. 9 (“GMP Amendment No. 9”) which shall be in addition to the Guaranteed Maximum Price established through Guaranteed Maximum Price Amendment No. 1 (“GMP Amendment No. 1”), Guaranteed Maximum Price Amendment No. 2 (“GMP Amendment No. 2”), Guaranteed Maximum Price No. 3 (“GMP Amendment No. 3”) Guaranteed Maximum Price No, 4 (“GMP Amendment No. 4”), Guaranteed Maximum Price No. 5 (“GMP Amendment No. 5”),Guaranteed Maximum Price No. 6 (“GMP Amendment No. 6”) and Guaranteed Maximum Price No. 7 (“GMP Amendment No. 7”) and Guaranteed Maximum Price No. 8 (“GMP Amendment No. 8”).   The Contract Sum consists of the Construction Manager’s Fee plus the Cost of the Work (which includes the General Conditions Costs, which is subject to the General Conditions Fee Limit), as such terms are defined in Article 6 of the Agreement.   The terms of the Agreement regarding the method of adjustment of the Construction Manager’s Fee and the General Conditions Fee Limit, including the terms of Sections 5.1.2 and 5.1.6 are hereby ratified and confirmed by the Owner and Construction Manager.   Through execution of this GMP Amendment No. 9, the Construction Manager’s Fee increased pursuant to Section 5.1.2 of the Agreement and the General Conditions Fee Limit increased to incorporate the additional bond premiums pursuant to Sections 6.2.9 and 8.1 of the Agreement.   With regard thereto, it is hereby acknowledged and agreed that the following amounts have been allocated from the Construction Manager’s Fee and the General Conditions Fee Limit to the portion of the Work described on the Drawings listed on Attachment 4 to this GMP Amendment No 9: (a) the amount of $357,540.00 on account of the Construction Manager’s Fee, which is included in this GMP Amendment No. 9 and (b) the amount of $7,307,041.00 on account of the General Conditions Fee Limit which was included in this GMP Amendment No. 9.  It is also hereby acknowledged and agreed that the following amounts have been allocated from the Construction Manager’s Fee and the General Conditions Fee Limit to the aggregate amount of the Work incorporated into the Contract Documents to date, including amounts included on account of GMP Amendment No. 1, GMP Amendment No. 2, GMP Amendment No. 3, GMP Amendment No. 4, GMP Amendment No. 5, GMP Amendment No. 6, GMP Amendment No. 7, GMP Amendment No. 8 and this GMP Amendment No. 9 (the “GMP Amendments to Date”): (a) the amount of $6,500,000.00 on account of the Construction Manager’s Fee and (b) the amount of $15,466,213.00 on account of the General Conditions Fee Limit.

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has Important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201 ™–2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

Init. I	AIA Document A133™ – 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:25:00 on 08/08/2016 under Order No. 8777018235_1 which expires on 07/30/2017, and is not for resale.		1
	User Notes:	(1415201604)

§ A.1.1.1 The Contract Sum is guaranteed by the Construction Manager not to exceed Seventy One Million Seven Hundred Ten Thousand Seven Hundred Ninety Nine and 00/100 Dollars ($71,710,799.00), for the Work detailed in GMP Amendment No. 9.  The GMP Amendments to Date constitute a full and final settlement of the Change Orders, Pending Change Orders and Notices summarized in the schedule attached hereto and made a part hereof by this reference as Attachment 6 (“Change Orders to Date”).  Therefore, based upon the GMP Amendments to Date, as well as the Change Orders to Date, the Contract Sum is guaranteed by the Construction Manager not to exceed Two Hundred Forty Six Million Eight Hundred Seventy Three Thousand Five Hundred Eighty Two and 00/100 Dollars ($246,873,582.00) in the aggregate (collectively, “Guaranteed Maximum Price” or “GMP”).

§ A.1.1.2 itemized Statement of the Guaranteed Maximum Price. Provided on Attachment 1 to this GMP Amendment No. 9, which is attached hereto and made a part of this GMP Amendment No. 9 by this reference, is an itemized Schedule of Values prepared in accordance with the Contract Documents to provide a statement of the Guaranteed Maximum Price organized by trade categories, allowances, contingencies, alternates, the Construction Manager’s Fee, and other items that comprise the Guaranteed Maximum Price as increased in accordance with GMP Amendment No. 9.
(Provide below or reference an attachment.)

The amounts of the Premiums and Bond Premium applicable to this GMP Amendment No. 9 are also itemized on the Schedule of Values, and rider(s) shall be issued to increase the penal sums the Bonds in an amount equal to one hundred percent of the GMP as set forth in Section 11.4 of the General Conditions of the Agreement. In addition, as detailed on the Schedule of Values, the amount of the Contingency included within this GMP Amendment No. 9 is One Million One Hundred Twenty Five Thousand One Hundred Forty Eight and 00/100 Dollars ($1,125,148.00). The Contingency shall be subject to the terms of Section 2.2.4 of the Agreement.

(Paragraphs deleted)
§ A.1.1.3 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If the Contract Documents permit the Owner to accept other alternates subsequent to the execution of this Amendment, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

Not applicable.

§ A.1.1.4 Allowances included in the Guaranteed Maximum Price, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price ($0.00)

See Attachment 2, List of Qualifications – Allowances Included in GMP, attached hereto and made a part of the Contract Documents by this reference.

§ A.1.1.5Assumptions, if any, on which the Guaranteed Maximum Price is based:

See Attachment 2, List of Qualifications, attached hereto and made a part of the Contract Documents by incorporation as set forth in Section 1.1 of the Agreement.

Init. I	AIA Document A133™ – 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:42:43 on 08/10/2018 under Order No. 8777018235_1 which expires on 07/30/2017, and is not for resale.		2
	User Notes:	(1465278802)

§ A.1.1.6 The Guaranteed Maximum Price is based upon the following Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

Not Applicable.

§ A.1.1.7 The Guaranteed Maximum Price is based upon the following Specifications:
(Either list the Specifications here, or refer to an exhibit attached to this Agreement.)

See Attachment 3, List of Specifications, attached hereto and made a part hereof by this reference, which list supersedes and replaces all prior Specifications made a part of the Contract Documents to date, including but not limited to any lists of Specifications incorporated into the GMP Amendments to Date or any Modifications executed as of the date hereof.

Section	Title	Date	Pages

§ A.1.1.8 The Guaranteed Maximum Price is based upon the following Drawings:
(Either list the Drawings here, or refer to an exhibit attached to this Agreement.)
See Attachment 4, List of Drawings, attached hereto and made a part hereof by this reference, which list supersedes and replaces all prior Drawings made a part of the Contract Documents to date, including but not limited to any lists of Drawings incorporated into the GMP Amendments to Date or any Modifications executed as of the date hereof.

Number	Title	Date

§ A.1.1.9 The Guaranteed Maximum Price is based upon the following other documents and information:
(List any other documents or information here, or refer to an exhibit attached to this Agreement.)

Attachment 1	Schedule of Values
Attachment 2	List of Qualifications
Attachment 3	List of Specifications
Attachment 4	List of Drawings
Attachment 5	Construction Schedule
Attachment 6	Change Orders to Date
Attachment 7	Pending Change Orders (referenced in Attachment 2, List of Qualifications)
Attachment 8	Milestone Schedule

ARTICLE A.2
§ A.2.1 The Date of Commencement for the Work covered by this GMP Amendment No. 9 shall be the date that this GMP Amendment No. 9 is executed by all parties.

§ A.2.2 The Construction Manager shall achieve Substantial Completion of the entire Work not later than October 18, 2017 (the “Project Contract Time”), with it being understood and agreed that the Construction Manager shall also be required to achieve Substantial Completion (as defined in Section 9.8 of AIA Document A201-2007) of separate phases of the Work more particularly described in Attachment 8 (each, a “Completion Milestone”) on or before specific completion milestone dates applicable thereto (each, a “Completion Milestone Contract Time”), subject to extensions of time allowed by Contract, with it being understood that the term “Contract Time” shall be used interchangeably throughout the Contract Documents to refer to the Project Contract Time and each Completion Milestone Contract Time and that adjustments to the Project Contract Time and each Completion Milestone Time shall be subject to the same terms and conditions regarding adjustments of the Contract Time as provided in the Contract Documents.

Init. I	AIA Document A133™ – 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:25:00 on 08/08/2016 under Order No. 8777018235_1 which expires on 07/30/2017, and is not for resale.		3
	User Notes:	(1415201604)

The Owner and the Construction Manager agree and acknowledge that the Owner shall suffer substantial damages in the event that the Construction Manager fails to achieve Substantial Completion of any Completion Milestone of the Project or the Project as a whole within the specific Contract Time related thereto. The Owner’s damages are not readily ascertainable as of the date of this Agreement. Therefore, if the Construction Manager fails to (a) achieve Substantial Completion of any Completion Milestone within the applicable Completion Milestone Contract Time and/or (b) achieve Substantial Completion of the entire Project within the Project Contract Time, as each such Contract Time may be adjusted pursuant to the terms and conditions of the Contact Documents, the Construction Manager shall be liable to the Owner for liquidated damages, and not as a penalty, the amount set forth in Section 2.2.3 of the AIA Document A133 2009 for each day delay caused by the Construction Manager from the expiration of the Grace Period to the date of Substantial Completion of any Completion Milestone within the applicable Completion Milestone Contract Time and/or Substantial Completion of the entire Project within the applicable Project Completion Time, however, the liquidated damages shall not exceed the amount of Ten Thousand and No/100 Dollars ($10,000) per day for each day of delay even if the Construction Manager has failed to achieve Substantial Completion of multiple Completion Milestones concurrently or Completion Milestone(s) and the entire Project concurrently within the applicable Completion Milestone Contract Time and/or Project Contract Time, as applicable

§ A.2.3 For any portion of the Work that would not constitute “subdivision improvements” pursuant to Section 713.04, Florida Statutes, the Owner will require time to file mortgages and other security interests, and, as such, the Construction Manager shall not commence any such portion of the Work unless and until it receives a notice to proceed from the Owner or a copy of the recorded notice of commencement.

§ A.2.4 The Contract Documents, as amended by the GMP Amendments to Date (inclusive but not limited to this GMP Amendment 9 and the Change Orders to Date), shall be and remain absolutely and unconditionally subordinate to any mortgage(s) on the property on which the Project is or shall be located, and on any easements to such property, whether already existing or hereafter recorded, including but not limited to the mortgage relating to that certain loan to be provided by Wells Fargo Bank to DTS 2MC Office LLC.   The subordination of the Contract Documents shall require the execution of no further documentation but the Construction Manager agrees to execute any and all reasonable subordination agreements and documents, as and when requested by the Owner.   Further, the Construction Manager hereby confirms that pursuant to Section 5.3 of the General Conditions to the Contract, the Construction Manager has required or shall require each Subcontractor to accept the subordination of its subcontract agreement to the same extent described herein by requiring each such Subcontractor to be bound in the same way that the Construction Manager has agreed to be bound by the Contract Documents.   The parties agree that this provision will be included in all future amendments and the Contractor acknowledges it will be required to subordinate its interest in future Amendments and Change Orders.

§ A.2.5  Section 5.2.1 of the Agreement (A133 -2009) shall be replaced, in its entirety, as follows:

The Construction Manager guarantees that the Contract Sum shall not exceed the Guaranteed Maximum Price set forth herein.   To the extent that the Cost of Work exceeds the Guaranteed Maximum Price, the Construction Manager shall bear such costs in excess of the Guaranteed Maximum Price without reimbursement or additional compensation from the Owner.

At the time of final payment pursuant to this Agreement, the Owner and the Construction Manager shall determine the savings, if any, by (a) taking the Guaranteed Maximum Price (b) subtracting therefrom (i) the cost of any and all equipment, materials or Work contracted directly by the Owner, and (ii) the unused balance of the allowances made a part of the GMP and (c) subtracting from such subtotal the Contract Sum due to the Construction Manager at the time of the final payment pursuant to the terms and conditions of the Contract Documents (the “Savings”). The Owner and Construction Manager agree that Sixty percent (60%) of the Savings shall accrue to the Owner in the form of a deductive Change Order executed at the time of final payment and that Forty percent (40%) of the Savings (the “Incentive”) shall be paid to the Construction Manager by the Owner as part of the final payment when such final payment becomes due to the Construction Manager pursuant to the terms and conditions of the Contract Documents.

The unused balance of contingencies (including the Contingency) shall be distributed as follows: Twenty-Five Percent (25%) to the Owner in the form of a deductive Change Order executed at the time of final payment and Seventy-Five percent (75%) to the Construction Manager as part of the final payment when such final payment becomes due to the Construction Manager pursuant to the terms and conditions of the Contract Documents.

Init. I	AIA Document A133™ – 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:25:00 on 08/08/2016 under Order No.8777018235_1 which expires on 07/30/2017, and is not for resale.		4
	User Notes:	(1415201604)

Except as expressly provided herein in direct conflict with the Contract Documents, all of the terms, conditions, covenants, agreements and understandings contained in the Contract Documents shall remain unchanged and in full force and effect, and the same are hereby expressly ratified and confirmed by the Owner and the Construction Manager.   This GMP Amendment No. 9 may be executed in counterpart, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.   It is also agreed that signed counterparts may be transmitted electronically (as an Adobe PDF file) or by facsimile, and that delivery in that way shall have the same force and effect as the delivery of original signatures.

ALL ABOARD FLORIDA – OPERATIONS LLC	SUFFOLK CONSTRUCTION COMPANY, INC.

/s/ P. Michael Reminger
OWNER (Signature)	CONSTRUCTION MANAGER (Signature)
P. Michael Reminger President
(Printed name and title)	(Printed name and title)

/s/ [ILLEGIBLE]
[ILLEGIBLE] General Counsel se/Asst. secy.
August 09, 2016

[ILLEGIBLE]

Init. I	AIA Document A133™ – 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:25:00 on 08/08/2016 under Order No. 8777018235_1 which expires on 07/30/2017, and is not for resale.		5
	User Notes:	(1415201604)